Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-8 No. 333-254844)
b.Registration Statement (Form S-8 No. 333-264181)
c.Registration Statement (Form F-3 No. 333-269285)

of our report dated March 27, 2023, with respect to the consolidated financial statements of Olink Holding AB (publ) included in this Annual Report (Form 20-F) of Olink Holding AB (publ) for the year ended December 31, 2022.

/s/ Ernst & Young AB

Stockholm, Sweden
March 27, 2023